WIZARD WOrld SERVICES AGREEMENT

This Wizard World Services Amended and Restated Agreement (this “Agreement”) is entered into and effective as of 12:01 a.m. (Pacific time) on July 1, 2015 (the “Effective Date”), by Wizard World, Inc., a Delaware corporation (“WW”), and Con TV, LLC, a Delaware limited liability company (“JV”).

RECITALS

A. WW and Cinedigm Entertainment Corp. are joint owners of JV, which has been formed to fund, design, create, launch, and operate a digital network, worldwide in scope, which will distribute digital, on-demand entertainment via the internet and other consumer digital distribution platforms and media (e.g., gaming consoles, set-top boxes, handsets, and tablets) (“Network”), develop an e-commerce retail solution and create original content for the Network.

B. WW and JV entered into the Wizard World Services Agreement dated August 27, 2014 (the “Original Effective Date”), which the parties hereby wish to amend and restate (the “Original Agreement”).

C. JV distributes digital, on-demand entertainment via the Network focusing on the “Comic Con Sector”, as that term is defined Section 6.6(a) of that certain Amended and Restated Operating Agreement of Con TV, LLC of even date herewith (“Operating Agreement”), and develop an e-commerce retail solution and create original Comic Con Sector content for the Network (the “JV Business”).

D. The parties have entered into that certain Amended and Restated Wizard World License Agreement of even date herewith, under which WW has granted licenses to JV of certain WW intellectual properties, and JV has granted licenses to WW of certain JV intellectual properties (“License Agreement”).

E. WW desires to continue to provide certain services generally described in Exhibit A (“Services”), upon the terms and subject to the conditions of this Agreement.

F. JV desires to continue to procure the Services from WW under the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Services, Work Product and Derivative Works.

a)	WW shall continue to provide the Services described in Exhibit A on an ongoing basis in a substantially similar manner as WW provides similar services for its own similar business purposes, for as long as WW owns 10% or more of the ownership interests in JV; provided that dilution to WW’s equity ownership solely as a result of employee equity plans shall be disregarded in the calculation of WW’s equity ownership in JV.

b)	WW shall own all right, title, and interest in all work product conceived, created, made, or developed by WW as a result of the Services, including without limitation all materials, copyrightable creations, works of authorship, derivative works, developments, improvements, discoveries, ideas, inventions, methods, processes, software, images, graphics, text, art work, databases and manuals (“Work Product”).

c)	Work Product shall be considered “Additional Intellectual Property” under the License Agreement, and as such all Work Product shall be included in WW’s license to JV of Additional Intellectual Property under Section 1c) of the License Agreement.

d)	JV shall own all right, title, and interest in and to any derivative works or modifications made by JV to the Work Product (“Derivative Works”), which shall be considered “JV Intellectual Property” under the License Agreement, and as such, all Derivative Works shall be included in JV’s license to WW of JV Intellectual Property under Section 2(d)(iii) of the License Agreement.

e)	Notwithstanding anything to the contrary above, if either party wishes to use Work Product or Derivative Works relating to co-marketing or co-branding activities by the parties, one party shall provide a request to the other party regarding such desire, and the parties shall discuss such request and agree in writing in the respective sole discretion of each party on ownership rights in any co-branding materials on a case-by-case basis.

2. Confidentiality. Either party may have and may continue, at its discretion, to divulge certain confidential information and proprietary trade secrets to the other, which are only shared by the disclosing party with third parties on a confidential basis. Each party shall preserve in strict confidence any confidential or proprietary information obtained from the other concerning the business or affairs of the other and affiliated entities, including but not limited to price lists, marketing strategies, customer lists, mailing lists, employee lists, software, databases, data, art work, designs, brochures, and procedures, whether furnished before or after the date of this Agreement, whether tangible or intangible and in whatever form or medium provided (“Confidential Information”). Each party shall refrain from disclosing, during the term of this Agreement or at any time thereafter, any such Confidential Information to any person or persons, natural or corporate, except its employees, subcontractors, and sublicensees with a need-to-know, and shall protect the disclosing party’s Confidential Information in the same manner as the receiving party protects its own Confidential Information and in any case in a reasonable manner. The receiving party shall not disclose the disclosing party’s Confidential Information to any subcontractors or sublicensees until such third parties have executed confidentiality agreements protecting the disclosing party’s Confidential Information in a substantially similar manner to the terms of this Section. Each party shall cease using and destroy the other party’s Confidential Information upon termination or expiration of this Agreement and, upon request, shall certify in writing to the other party that such actions have been taken. For purposes of this Agreement, Confidential Information shall not include, and these obligations shall not apply to, information that: (a) is now or subsequently becomes generally available to the public through no fault of recipient; (b) recipient can demonstrate was rightfully in its possession prior to disclosure to recipient by disclosing party; (c) is independently developed by recipient prior to the date of this Agreement without the use of any Confidential Information provided by disclosing party; or (d) recipient rightfully obtains from a third party who, to the knowledge of recipient, has the right, without obligation to disclosing party, to transfer or disclose such information.

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3. Fees. WW shall continue to provide the Services to JV at no charge that are the same as those provided by WW for itself in its own business, and for which WW does not incur additional direct or out-of-pocket or indirect costs other than the salaries of its own full or part time employees (the “Piggy Back Services”). For all Services other than the Piggy Back Services, JV shall reimburse WW for all WW direct and indirect amounts incurred by WW in providing such Services to JV (the “Fee Services”). JV shall also reimburse WW for all out-of-pocket expenses incurred by WW in providing any Services (the “Expenses”). WW shall invoice JV for all Fee Services and Expenses on a quarterly basis, and JV shall pay such invoices within 30 days following the date of invoice.

4. Term and Termination.

a)	Services under this Agreement shall continue for six (6) months after the date on which WW ceases to own at least a 10% equity interest in JV.

b)	This Agreement will terminate automatically without further notice if a party fails to comply with any material provision of this Agreement within 30 days following the date of written notice of breach from the other party; provided, however, that all undisputed, pre-existing payment obligations shall survive such termination. In the event of a termination pursuant to this Section 4 b), the non-breaching party shall, notwithstanding the termination, retain its rights and remedies in respect of such breach, at law and at equity, including the right to specific performance or money damages.

c)	This Agreement shall terminate, without notice, (i) upon the institution by or against either party of receivership or bankruptcy proceedings, which proceedings shall not have been stayed or dismissed within 60 days following the institution of such proceedings, (ii) upon JV making an assignment for the benefit of creditors, or (iii) upon JV dissolution.

d)	The following provisions shall survive termination of this Agreement: Sections 1b), 1d), 2, 4d), 5-7 and 9-11

5. No Warranties. SERVICES ARE PROVIDED “AS IS” WITHOUT ANY WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TITLE, OR NON-INFRINGEMENT.

6. Limitation of Liability. EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT for THIRD PARTY claims that include such damages, (I) IN NO EVENT, SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCURRED BY THE OTHER PARTY AND RELATED TO THIS AGREEMENT, AND (II) WITH RESPECT TO ONE PARTY’S DAMAGES RESULTING FROM THE OTHER PARTY’S ACTIONS FOR WHICH THE OTHER PARTY HAS MADE A CLAIM AND BEEN PAID UNDER ITS INSURANCE SET FORTH IN SECTION 8, PAYMENT TO THE DAMAGED PARTY OF ALL AMOUNTS AWARDED TO THE OTHER PARTY UNDER SUCH INSURANCE SHALL BE THE DAMAGED PARTY’S SOLE REMEDY RELATING TO SUCH CLAIMS. EXCEPT TO THE EXTENT LIMITED BY THE FOREGOING, EACH PARTY SHALL BE ENTITLED TO ALL OF ITS DIRECT DAMAGES UNDER THIS AGREEMENT.

7. Indemnities.

a)	Indemnification Obligations. Each party (“Indemnifying Party”) shall indemnify, defend, and hold the other party, its members, shareholders, employees, subcontractors, and sublicensees (“Indemnified Party”) free and harmless from any and all third party claims, damages, fines, or lawsuits (including, without limitation, reasonable attorney’s fees) (collectively, “Claims”) to the extent arising from: (i) any failure by the Indemnifying Party to comply with applicable laws, regulations, procedures, government policies and requirements, including without limitation those related to data privacy and security; or (ii) infringement by the Work Product or the Derivative Works, respectively, of any patent, copyright, trade secret, moral, trademark, or other similar intellectual property rights of such third party (“Indemnifying Party IP”). Notwithstanding anything to the contrary above, an Indemnifying Party shall have no obligations under this Section 7a) to the extent a Claim arises from the Indemnified Party’s infringement of any third party patent, copyright, trade secret, moral, trademark, or other similar intellectual property rights.

b)	Intellectual Property Infringement. If Indemnifying Party IP becomes the subject of a Claim of infringement described in Section 7a)(ii), or in Indemnifying Party’s opinion is likely to become the subject of such a Claim, then Indemnifying Party, may, at its option and in addition to its obligations described in Section 7a): (i) modify Indemnifying Party IP to cure the intellectual property rights violation, provided such modification does not materially adversely affect the use of Indemnifying Party IP as described in this Agreement; (ii) procure for Indemnified Party the right to continue using Indemnifying Party IP pursuant to this Agreement; or (iii) provide an equivalent alternative to Indemnifying Party IP as mutually agreed in writing by the parties. All costs associated with implementing any of the above alternatives shall be borne by Indemnifying Party.

c)	Indemnification Procedures. Indemnified Party shall promptly notify Indemnifying Party of any Claim in writing and promptly deliver to Indemnifying Party any papers served upon it in any proceeding covered by this indemnity, and Indemnifying Party will defend the same at its expense. Indemnified Party shall, however, have the right to participate in the defense of such Claim at its own expense. Neither party shall settle any Claim in any manner that imposes obligations on the other party without the other party’s prior written consent, which consent shall not be unreasonably withheld.

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8. Insurance. Each of the parties shall, at its own cost and expense, procure, keep and maintain throughout the term of this Agreement, insurance coverage in the minimum amounts of: $2,000,000 per occurrence and $2,000,000 annual aggregate for commercial general liability; $5,000,000 per occurrence and $5,000,000 annual aggregate for professional liability; and applicable state statutory limits for workers compensation. Such policies shall cover the parties and their officers, employees and agents, for all acts, errors, omissions, and indemnities while performing under this Agreement, and shall include the other party as an additional insured under such policies. Each party shall provide copies of any and all insurance policies within 10 days of the other party’s written request for such policies.

9. Governing Law; Dispute Resolution. Except to the extent that federal law may preempt state law with respect to the matters covered hereby, this Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws thereof. The parties agreed to comply with the dispute resolution procedures in Section 11.17 of the Operating Agreement, and Section 11.17 is incorporated herein by reference. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, COUNTERCLAIM OR DEFENSE BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO RELATING TO THIS AGREEMENT.

10. Notices. Notices and other communications by either party under this Agreement shall be deemed given 3 days after the date of deposit with a reputable courier or the U.S. Post Office, postage prepaid, addressed as follows:

If to Cinedigm:

Cinedigm Entertainment Corp.

1901 Ave. of the Stars, 12th Floor

Los Angeles, California 90067

Attn: Gary Loffredo, General Counsel

With a copy to: Christopher R. O’Brien, Polsinelli LLP

2049 Century Park East, Suite 2900

Los Angeles, California 90067

If to JV:

Con TV, LLC

1901 Ave. of the Stars, 12th Floor

Los Angeles, California 90067

Attn: Gary Loffredo, General Counsel

If to WW:

Wizard World, Inc.

1350 Avenue of the Americas, 2nd Floor

New York, New York 10019

Attn: John Macaluso, CEO

11. Miscellaneous. This Agreement, together with Exhibit A, embodies the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes all prior agreements and understandings relating to the subject matter herein, including without limitation the Original Agreement. It may not be modified or any right waived in any way without the written consent of both parties. If any portion or provision shall be held by any court of competent jurisdiction to be illegal or void, the remaining portions and provisions shall remain in full force and effect. JV shall not have the right to assign this Agreement in whole or in part without WW’s prior written consent.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused the execution of this Agreement with the intent to be legally bound as of the Effective Date.

WIZARD WORLD, INC.	CON TV, LLC (“JV”)
(“WW”)

Signature:	Signature:
Name (Print): ________________________	Name (Print): ________________________
Title: _______________________________	Title: _______________________________
Date: _______________________________	Date: _______________________________

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Exhibit A

WIZARD WORLD SERVICE SUMMARY:

●	Continue to Support Cinedigm and/or JV in Content Development, the Original Content Development, Production and Packaging and Live Stream Panel Production, provided, however, all related out-of-pocket expenses shall be the sole responsibility of JV.

●	Talent Management

●	Market Research

●	Marketing & Customer Acquisition Support across all outlets at reasonable levels consistent with industry and market practice, including:

●	Digital & Social Media

●	Customer Databases

●	Website and Ticketing Portals

●	On-site at all Conventions

●	Booth space in any WW shows at which JV desires to display, (which shall be a Piggy Back Service (i.e., free of charge)) as follows (1) one twenty-by-twenty booth space at six (6) WW shows; (2) one ten-by-ten booth space at any and all WW shows; and (3) one ten-by-twenty booth space at ten (10) WW shows; provided that JV shall pay for all third party booth expenses at such shows that are not typically included in WW’s budgets and that are either (A) previously communicated to JV prior to the expense being incurred or (B) reasonably necessary for JV’s role in the WW show, including but not limited to, transport, power, set-up/tear down, additional connectivity, manpower and signage.

Whether the above services are Piggy Back Services or Fee Services will be agreed by the parties on a case-by-case basis. The parties agree that any Fee Services provided by WW shall be provided to the JV at WW’s cost.

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